Exhibit 14


                 FIRST AMENDMENT TO ADVISORY SERVICES AGREEMENT



         This FIRST AMENDMENT TO ADVISORY SERVICES AGREEMENT, dated as of May 17, 1996, by and between SECURITY CAPITAL CORPORATION, a Delaware corporation ("Security Capital"), and CAPITAL PARTNERS, INC. a Connecticut corporation ("Capital Partners").

                                   WITNESSETH

         WHEREAS, Capital Partners and Security Capital entered into a certain Advisory Services Agreement dated as of January 26, 1990 (the "Original Agreement"), pursuant to which Capital Partners agreed to provide advisory and other services to Security Capital and its subsidiaries in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy; and

         WHEREAS, Capital Partners presented to Security Capital a potential acquisition of substantially all of the assets and operations of Possible Dreams, Ltd., a Massachusetts corporation and Columbia National Corporation, a Massachusetts corporation (collectively, the "Sellers"), affiliated entities engaged in the business of designing, marketing and selling proprietary and non-proprietary Christmas ornaments and collectibles and religious artifact products; and

         WHEREAS,  Security  Capital  formed an  indirect  subsidiary,  Possible
Dreams, Ltd., a Delaware corporation ("PDL"), to acquire such assets and operations of the Sellers and to own and operate the business so acquired; and

         WHEREAS, the purchase of such assets and operations of the Sellers by PDL has been consummated as of the date hereof and, concurrently therewith, PDL and Security Capital entered into a Management Advisory Services Agreement pursuant to which Security Capital will provide or will cause to be provided to PDL management advisory services in the areas of corporate development, strategic planning, investment and financial matters and general business policies; and

         WHEREAS, Security Capital intends to request the assistance of Capital Partners in providing such management advisory services to PDL from time to time and, in connection therewith, Capital Partners and Security Capital desire to amend their Original Agreement to assure Capital Partners of adequate compensation in respect of such additional services.

         NOW THEREFORE, in consideration of the premises and for good and valuable other consideration, receipt of which is hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1. Section 2 of the Original Agreement is hereby amended to increase the "Fee" payable thereunder by $175,000 to an initial amount of $325,000, by amending the first sentence of said Section 2 to read in its entirety as follows:

         "Security Capital shall, during the term of this Agreement, pay to Capital Partners an annual advisory fee (the "Fee") in an initial amount of $325,000 for the services described in Section 1."

2. The parties hereto recognize that the scope of operations of Security Capital and, in particular, changes in the scope of such operations resulting from the acquisition of assets and operations of the Sellers made indirectly by Security Capital, warrant an adjustment to the "Fee" payable under the Original Agreement.

3. Security Capital hereby represents that, in accordance with Section 7 of the Original Agreement, for purposes of this First Amendment, Security Capital has acted through its independent directors.

4. Each of Capital Partners and Security Capital hereby ratifies and confirms the Original Agreement in all respects, except as amended hereby.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                              SECURITY CAPITAL CORPORATION


                                              By:  /s/ A. George Gebauer
                                                 -----------------------------
                                              Name: A. George Gebauer
                                                   ---------------------------
                                              Title:   President
                                                    --------------------------



                                              CAPITAL PARTNERS, INC.


                                              By:  /s/ Brian D. Fitzgerald
                                                 -----------------------------
                                                   Brian D. Fitzgerald
                                                   President





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